Prudential Municipal Bond Fund

Report of Independent Accountants

To the Shareholders and Trustees of
Prudential Municipal Bond Fund


In our opinion, the accompanying statements of assets and liabilities, including the portfolios of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of High Income Series and Insured Series (constituting Prudential
Municipal Bond Fund, hereafter referred to as the ``Fund'') at April 30, 2000, the results of each of their operations for the year then ended, the changes in each of their net assets for each of the two years in the period then ended and the financial highlights for each of the four years in the period then ended, in conformity with accounting principles generally accepted in the United States. These financial statements and financial highlights (hereafter referred to as ``financial statements'') are the responsibility of the Fund's management;
our responsibility is to express an
opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of securities at April
30, 2000 by correspondence with
the custodian and brokers, provide a reasonable basis for the opinion expressed above. The accompanying financial highlights for the year ended April 30, 1996 were audited by other independent accountants, whose opinion dated June 13, 1996 was unqualified.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York
June 21, 2000